EXHIBIT 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Michelle Campbell as the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director of Brookfield DTLA Fund Office Trust Investor Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of October, 2014.

By: /s/ Craig William Perry

       Name: Craig William Perry

LIMITED POWER OF ATTORNEY

The undersigned, being a director of Brookfield DTLA Fund Office Trust Investor Inc. (the “Corporation”), who will thereby be subject to the reporting obligations of Section 16 of the Securities Exchange Act of 1934, as amended (the “Act”), with respect to securities of the Corporation, hereby constitutes and appoints Michelle Campbell as the undersigned’s true and lawful attorney-in-fact and agent solely to obtain, generate, update or renew filing codes from the Securities and Exchange Commission (the “SEC”) so as to permit the undersigned to file Forms 3, 4 and 5 with the SEC pursuant to Section 16 of the Act, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned’s ownership, acquisition or disposition of equity securities of the Corporation, and to perform all acts necessary in order to obtain such codes as he shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

This Limited Power of Attorney shall remain in full force and effect until the aforesaid codes have been obtained unless earlier revoked by the undersigned in a writing delivered to the foregoing attorney-in-fact.

This Limited Power of Attorney is executed as of the date set forth below.

/s/ Craig William Perry
Name:	Craig William Perry

Dated:	October 24, 2014